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                                                                    EXHIBIT 99.5


                               NOVELL KEY MESSAGES
                           ACQUISITION OF SILVERSTREAM


     MESSAGE I -- THE ACQUISITION OF SILVERSTREAM ADDS WEB SERVICES DEVELOPMENT
                  CAPABILITIES TO NOVELL'S ONE NET SOLUTION AND SOLIDIFIES NOVELL'S POSITION AS THE LEADING PROVIDER OF NET BUSINESS SOLUTIONS.

                  WITH ITS ONE NET SOLUTION, NOW ONLY NOVELL CAN PROVIDE THE COMPREHENSIVE COMBINATION OF BUSINESS SOLUTIONS, RAPID DEVELOPMENT CAPABILITIES AND RELIABLE, SECURE INFRASTRUCTURE TO HELP ANY ENTERPRISE EXPLOIT THE LATEST TECHNOLOGIES WHILE LEVERAGING EXISTING IT INVESTMENTS.


     MESSAGE II - SILVERSTREAM IS A STRATEGIC ACQUISITION AND PROVIDES THE
                  LEADING WEB SERVICES TECHNOLOGY THAT ADDS ANOTHER CRITICAL ELEMENT TO NOVELL'S ONE NET VISION, AND POSITIONS NOVELL AT THE FOREFRONT OF DELIVERING SOPHISTICATED WEB SERVICES-ORIENTED APPLICATIONS, AND REALIZING THE BENEFITS OF NOVELL'S ONE NET VISION OF THE INTERNET.


     MESSAGE III - NOVELL'S MANAGEMENT TEAM CONTINUES TO PUT THE COMPANY ON A
                  PATH TO GROWTH AND PROFITABILITY.

                  THE SILVERSTREAM ACQUISITION, WHEN COMBINED WITH NOVELL'S CAMBRIDGE TECHNOLOGY PARTNERS' CONSULTING CAPABILITIES AND ITS NET SERVICES INFRASTRUCTURE PRODUCTS AND SERVICES, POSITIONS NOVELL AS A LEADER IN THE WEB SERVICES MARKET.



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MESSAGE I

   THE ACQUISITION OF SILVERSTREAM ADDS WEB SERVICES DEVELOPMENT CAPABILITIES TO NOVELL'S ONE NET SOLUTION AND SOLIDIFIES NOVELL'S POSITION AS THE LEADING PROVIDER OF NET BUSINESS SOLUTIONS.

   WITH ITS ONE NET SOLUTION, NOW ONLY NOVELL CAN PROVIDE THE COMPREHENSIVE COMBINATION OF BUSINESS SOLUTIONS, RAPID DEVELOPMENT CAPABILITIES AND RELIABLE, SECURE INFRASTRUCTURE TO HELP ANY ENTERPRISE EXPLOIT THE LATEST TECHNOLOGIES WHILE LEVERAGING EXISTING IT INVESTMENTS.


1) With the acquisition of SilverStream, Novell alone comprises the three core capabilities necessary to deliver Web services-based applications with one
   Net: business strategy and delivery through Cambridge Technology Partners' consulting expertise; rapid development capabilities through SilverStream's leading Web services technology; and networking infrastructure through Novell's products and services.

2) No other vendor in the industry brings all three capabilities together to deliver as comprehensive a set of products and services for planning, implementing and managing Services Oriented Architectures as Novell does with one Net.

3) The acquisition will leverage Novell's existing directory and networking technologies to provide a reliable and secure foundation for delivering advanced Web services-oriented applications. Novell has been active in promoting a web services-based approach for over 2 years. Novell recognized the shift from client-server to a Web-based network early on, and has embraced a Net services strategy with Novell one Net.



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MESSAGE II

   SILVERSTREAM IS A STRATEGIC ACQUISITION AND PROVIDES THE LEADING WEB SERVICES TECHNOLOGY THAT ADDS ANOTHER CRITICAL ELEMENT TO NOVELL ONE NET VISION, AND POSITIONS NOVELL AT THE FOREFRONT OF DELIVERING SOPHISTICATED WEB SERVICES-ORIENTED APPLICATIONS, AND REALIZING THE BENEFITS OF NOVELL'S ONE NET VISION OF THE INTERNET.

1) Novell promises to deliver `Services Oriented Architectures' -- loosely-coupled, standards-based, process-driven, directory-enabled, network-aware architectures that enable the rapid development of Web services-based business applications.

2) Web services-based applications, and Novell's Services Oriented Architectures, help enterprises contend with their IT challenges by allowing them rapidly build services from existing enterprise systems and to treat resources and users as managed entities within a common network environment -- and thereby achieve Novell's one Net vision.

      - Services-based applications enable businesses to deliver dynamic, interactive experiences that integrate existing systems to users on any device from any location with applications that are both managed and secure. These applications help organizations:

            1) Create business processes that cut across customer, employee and supplier boundaries to reduce costs and streamline interactions;

            2) Unlock information from stove-piped departmental applications that are tightly tied to platforms and vendors so that these assets can be flexibly leveraged in new applications; and

            3) Exploit existing systems and architectures that have evolved as a result of historical decisions and functional optimization while leveraging accepted industry standards to offer true, multi-platform support and future proof applications.

      - By overcoming these challenges, enterprises will maximize the value of their IT resources because they can achieve `one Net': Novell's vision of a world where all networks - corporate and public, intranets, extranets and the internet - enable users on any device anywhere to work together as one Net, with applications and infrastructure that securely and dynamically connect employees, customers, partners and suppliers across organizational boundaries.

      - Services-based applications deliver rapid ROI because they integrate past, current and future IT investments, while ensuring flexibility in the future because they're built on open standards.

      - True multi-platform support reduces vendor dependence and provides greater interoperability in the enterprise




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MESSAGE III

   NOVELL'S MANAGEMENT TEAM CONTINUES TO PUT THE COMPANY ON A PATH TO GROWTH AND PROFITABILITY.

   THE SILVERSTREAM ACQUISITION, WHEN COMBINED WITH NOVELL'S CAMBRIDGE TECHNOLOGY PARTNERS' CONSULTING CAPABILITIES AND ITS NET SERVICES INFRASTRUCTURE PRODUCTS AND SERVICES, POSITIONS NOVELL AS A LEADER IN THE WEB SERVICES MARKET.

1) Since taking the reins of Novell in 2001, Jack Messman has built a strong new management team with knowledge and experience of customer business requirements and the IT solutions they require.

2) Through smart right-sizing and expense reductions in the face of a difficult IT market, Novell has been at or close to profitability in recent quarters.

3)

4) Leverages Novell's strength in servicing global enterprises.

5) Makes Novell an immediate "player" in the Web services space with IBM, SUN and Microsoft, but with a comprehensive strategy that recognizes the reality of heterogeneous networks and offers customers unparalleled choice rather than the single-vendor approach much of the competition is pursuing.




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ADDITIONAL INFORMATION AND WHERE TO FIND IT

This announcement is neither an offer to purchase nor a solicitation of an offer to sell SilverStream shares. At the time the expected tender offer is commenced, Neptune will file tender offer materials with the Securities and Exchange Commission and SilverStream will file a solicitation/recommendation statement with respect to the tender offer. The tender offer materials, including an offer to purchase, a related letter of transmittal and other offer documents, and the solicitation/recommendation statement will contain important information. You should read this information carefully before making any decisions about the tender offer. The tender offer materials, certain other offer materials, and the solicitation/recommendation statement will be sent to all stockholders of SilverStream free of charge. In addition, all of these materials will be available free of charge on at the SEC's website at www.sec.gov.


SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between Novell and SilverStream, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and the growth of the market for Web services solutions and any other statements about Novell or SilverStream managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," estimates and similar expressions) should also be considered to be forward-looking statements. You should be aware that Novell's and SilverStream's actual results could differ materially from those contained in the forward-looking statements, which are based on current expectations of Novell and SilverStream management and are subject to a number of risks and uncertainties, including, but not limited to, the satisfaction of the conditions to closing, and, following the consummation of the merger, Novell's ability to integrate SilverStream's operations and employees, Novell's ability to deliver on its one Net Vision of the Internet, Novell's ability to take a competitive position in the Web services industry, business conditions and the general economy, competitive factors, sales and marketing execution, shifts in technologies or market demand and the other factors described in Novell's and SilverStream's Annual Reports on Form 10-K for the 2001 fiscal year and the most recent quarterly report filed by each with the SEC. Novell and SilverStream disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.





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